EXHIBIT 12.1


Computation of Ratio of Earnings to Fixed Charges

For purposes of computing the following ratios, earnings consist of net income before income tax expense plus fixed charges to the extent that such charges are included in the determination of earnings. Fixed charges consist of interest costs plus one-third of minimum rental payments under operating leases (estimated by management to be the interest factor of such rentals).

                                                      For the Six months
                                                       ended June 30,                  For then twelve months ended
                                                      ------------------------------------------------------------------------------
                                                         2003      2002        2002       2001        2000        1999       1998
Earnings                                               $246,284  $129,844     $190,302  $(160,482)   $142,307    $ 94,755   $266,306

Add:

Income taxes                                              5,700       251        2,661    (69,307)    (43,738)    (43,784)    10,746

Fixed charges:
  Interest expense                                        6,426     6,427       12,960     13,044      13,029      12,903      1,051
  Interest credited to life policyholders (1)            12,409     7,854       19,679     17,364      17,691      10,052      4,214
  Interest credited to retrocessionnaires on funds
     held on reinsurance treaties                           269       521        1,180      1,098         942       1,378      1,282
  One third of rental payments                            2,557     2,160        4,528      3,751       3,070       2,800      1,900

  Distributions related to Trust Preferred and
  Mandatorily Redeemable Preferred Securities,
  net of applicable                                      10,865    10,865       21,730      2,311           -           -          -


Earnings before income taxes and fixed charges         $284,510  $157,922     $253,040  $(192,221)   $133,302    $ 78,104   $285,499
                                                       ========  ========     ========  =========    ========    ========   ========

Fixed charges:
  Interest expense                                        6,426     6,427       12,960     13,044      13,029      12,903      1,051
  Interest credited to life policyholders (1)            12,409     7,854       19,679     17,364      17,691      10,052      4,214
  Interest credited to retrocessionnaires on funds
    held on reinsurance treaties                            269       521        1,180      1,098         942       1,378      1,282
  One third of rental payments                            2,557     2,160        4,528      3,751       3,070       2,800      1,900

  Total fixed charges                                    21,661    16,962       38,347     35,257      34,733      27,133      8,447

  Preference share dividends (2)                         19,567    10,000       20,000     20,000      20,000      20,000     20,000

  Distributions related to Trust Preferred and
  Mandatorily Redeemable Preferred Securities,
  net of applicable taxes                                10,865    10,865       21,730      2,311           -           -          -

  Total fixed charges                                  $ 52,093  $ 37,827     $ 80,077   $ 57,568    $ 54,733    $ 47,133   $ 28,447
                                                       ========  ========     ========   ========    ========    ========   ========

Ratio of earnings to fixed charges                        13.13      9.31         6.60      NM (3)       3.84        2.88      33.80
                                                       ========  ========     ========   ========    ========    ========   ========

Deficiency of earnings to fixed charges (4)                                              $  227.5
                                                                                         ========
Ratio of earnings to combined fixed
charges and preference share dividends                     5.46      4.17         3.16      NM (3)       2.44        1.66      10.04
                                                       ========  ========     ========   ========    ========    ========   ========

Deficiency of earnings to combined fixed
charges and preference share dividends (4)                                               $  249.8
                                                                                           ========


     (1)  Represents interest credited to policyholders on certain life reinsurance treaties for which the Company earns compensating interest income.

     (2)  Dividends have not been tax effected because they are presumed to be paid out of a Bermuda entity whose tax rate is zero.

     (3)  NM: Not meaningful. The ratios for the 2001 periods above are not meaningful due to the net loss which PartnerRe reported for 2001, which included losses related to the terrorist attacks of September 11, 2001.

     (4)  Represents additional earnings that would be necessary to result in a one-to-one coverage ratio. Expressed in millions of U.S. dollars.
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Computation of Ratio of Earnings to Fixed Charges
PROFORMA BASIS ASSUMING ADOPTION OF FIN 46
For purposes of computing the following ratios, earnings consist of net income before income tax expense plus fixed charges to the extent that such charges are included in the determination of earnings. Fixed charges consist of interest costs plus one-third of minimum rental payments under operating leases
(estimated by management to be the interest factor of such rentals).

                                                       For the six months
                                                          ended June 30,                    For the twelve months ended
                                                      --------------------  -------------------------------------------------------

                                                         2003       2002       2002       2001        2000       1999       1998

Earnings                                              $ 246,284  $ 129,844  $ 190,302  $ (160,482)  $ 142,307  $ 94,755  $ 266,306

Add:

Income taxes                                              5,700        251      2,661     (69,307)    (43,738)  (43,784)    10,746

Fixed charges:
  Interest expense                                       12,156     12,157     24,420      14,071      13,029    12,903      1,051
  Interest on junior subordinated debt                    7,900      7,900     15,800       1,975
  Interest credited to life policyholders (1)            12,409      7,854     19,679      17,364      17,691    10,052      4,214
  Interest credited to retrocessionnaires on
      funds held on reinsurance treaties                    269        521      1,180       1,098         942     1,378      1,282
  One third of rental payments                            2,557      2,160      4,528       3,751       3,070     2,800      1,900

  Distributions related to Mandatorily
     Redeemable Preferred Securities,
        net of applicable taxes                               -          -          -           -           -         -          -


Earnings before income taxes and fixed charges        $ 287,275  $ 160,687  $ 258,570  $ (191,530)  $ 133,302  $ 78,104  $ 285,499
                                                      =========  =========  =========  ==========   =========  ========  =========

Fixed charges:
   Interest expense                                      12,156     12,157     24,420      14,071      13,029    12,903      1,051
   Interest on junior subordinated debt                   7,900      7,900     15,800       1,975
   Interest credited to life policyholders (1)           12,409      7,854     19,679      17,364      17,691    10,052      4,214
   Interest credited to retrocessionnaires on
      funds held on reinsurance treaties                    269        521      1,180       1,098         942     1,378      1,282
   One third of rental payments                           2,557      2,160      4,528       3,751       3,070     2,800      1,900

   Total fixed charges                                   35,291     30,592     65,607      38,259      34,733    27,133      8,447

   Preference share dividends (2)                        19,567     10,000     20,000      20,000      20,000    20,000     20,000

   Distributions related to Mandatorily
      Redeemable Preferred Securities,
         net of applicable taxes                              -          -          -           -           -         -          -

   Total fixed charges                                $  54,858  $  40,592  $  85,607  $   58,259   $  54,733  $ 47,133  $  28,447
                                                      =========  =========  =========  ==========   =========  ========  =========

Ratio of earnings to fixed charges                         8.14       5.25       3.94          NM(3)     3.84      2.88      33.80
                                                      =========  =========  =========  ==========   =========  ========  =========

Deficiency of earnings to fixed charges (4)                                            $    229.8
                                                                                       ==========
Ratio of earnings to combined fixed
charges and preference share dividends                     5.24       3.96       3.02         NM(3)      2.44      1.66      10.04
                                                      =========  =========  =========  ==========   =========  ========  =========

Deficiency of earnings to combined fixed
charges and preference share dividends (4)                                             $    249.8
                                                                                       ==========
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(1)  Represents interest credited to policyholders on certain life reinsurance treaties for which the Company earns compensating interest income.

(2) Dividends have not been tax effected because they are presumed to be paid out of a Bermuda entity whose tax rate is zero.

(3) NM: Not meaningful. The ratios for the 2001 periods above are not meaningful due to the net loss which PartnerRe reported for 2001, which included losses related to the terrorist attacks of September 11, 2001.

(4) Represents additional earnings that would be necessary to result in a one-to-one coverage ratio. Expressed in millions of U.S. dollars.